UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2013

RAAM Global Energy Company

(Exact name of registrant as specified in its charter)

Delaware	333-172897	20-0412973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1537 Bull Lea Rd., Suite 200

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (859) 253-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The Company is filing this Current Report on Form 8-K for the purpose of providing certain production and operational updates.

In late February and March of 2013, we began to experience production declines in our Flipper wells, all of which are located in our Yegua Trend in East Texas. We attributed this decline to scale and sand production in the wellbore, which is a common experience in this formation, and accordingly designed a routine workover program to deal with this issue which had proved successful on other wells. However, in mid-May, we determined that the casing in the Flipper #1 well had collapsed, and subsequently we were able to confirm that the casing had collapsed in all of the Flipper wells. Production declined rapidly, and eventually the Flipper #1, #2, and #3 wells went offline. Production on the Flipper #4 well was substantially reduced. The cause of the casing failure is believed to be the result of the collapse of the formation resulting from the normal decrease in pressure as the field was produced.

In recent weeks, we have developed a program to sidetrack the Flipper #3 well with production estimated to begin in late July, and subsequent to the Flipper #3 sidetrack, we intend to drill a replacement well for the Flipper #1 well. An Authorization for Expenditure, or AFE, is being prepared for drilling a replacement well to the Flipper #2 well in the fourth quarter of 2013.

As a result of the Flipper wells going offline, RAAM’s total production during the first and second quarters of 2013 was approximately 10,434 Boepd and 8,718 Boepd, respectively, as compared to average [net] daily production during the year ended December 31, 2012 of 11,399 Boepd.

We expect production to increase in the third quarter of 2013, as these new Flipper wells and other wells are drilled and brought into production, but we are not prepared to give specific guidance for third quarter production.

Forward-Looking Statements

The statements in this Form 8-K that are not historical statements are forward-looking statements that are intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the Company’s current expectations and include statements regarding estimates of future production, price realizations, operating costs, capital expenditures, general and administrative expenses, effective tax rates and the like. These statements reflect current plans, estimates, assumptions and strategies and are often, but not always, identified using words such as “expects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved. Forward-looking statements, and the plans, estimates, assumptions and strategies underlying them are subject to a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in these statements. These risks include, but are not limited to the factors included in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, as amended by its Annual Report on Form 10-K/A, and its Quarterly Reports on Form 10-Q, as amended by its Quarterly Reports on Form 10-Q/A filed with the SEC. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2013

RAAM Global Energy Company

By:	/s/ Jeffrey Craycraft
Name:	Jeffrey Craycraft
Title:	Chief Financial Officer